                                                                    EXHIBIT 99.1



                                   KIRKLAND'S
--------------------------------------------------------------------------------
                                                                  News Release
Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444


                    KIRKLAND'S REPORTS THIRD QUARTER RESULTS

JACKSON, Tenn. (December 3, 2004)-- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 39-week periods ended October 30, 2004.

         Net sales for the 13 weeks ended October 30, 2004, decreased 1.5% to $82.8 million from $84.1 million for the 13 weeks ended November 1, 2003. Comparable store sales for the third quarter of fiscal 2004 decreased 13.8% compared with a 2.7% increase for the third quarter of fiscal 2003. The net loss for the third quarter of fiscal 2004 was $2.9 million, or $0.15 per diluted share, compared with net income of $1.9 million, or $0.10 per diluted share, for the prior-year period. Results for the third quarter of fiscal 2004 included a one-time charge of $364,000, or $0.01 per diluted share after income taxes, related to the early repayment and refinancing of the Company's previous credit facility and an estimated loss of approximately $1.3 million to $1.6 million in sales, including 170 to 200 basis points in comparable store sales, due to the combined impact of four hurricanes that affected the Company's stores during the third quarter.

         Net sales for the 39 weeks ended October 30, 2004, increased 5.8% to $250.1 million from $236.4 million for the 39 weeks ended November 1, 2003. Comparable store sales for the first nine months of 2004 decreased 5.3% compared with a 2.2% increase in the prior-year period. The Company reported a net loss of $4.7 million, or $0.25 per diluted share, for the first 39 weeks of fiscal 2004 compared with net income of $3.8 million, or $0.19 per diluted share, for the prior-year period.

         Robert E. Alderson, Kirkland's President and Chief Executive Officer, said, "The third quarter unfolded generally as expected, with comparable store sales, earnings and margins in line with our forecast for the quarter. Much of our effort in recent months has involved improving our inventory position and developing and executing more effective merchandising and marketing strategies for the fourth quarter. Although we still anticipate a challenging fourth quarter, we are encouraged by our progress in enhancing and focusing our merchandise assortments, extending our marketing efforts and strengthening our management team."

Fourth Quarter and Fiscal 2004 Outlook

         The Company issued guidance for the fourth quarter ending January 29, 2005, of net income of $0.55 to $0.65 per diluted share, compared with net income of $0.73 per diluted share in the prior-year period. Net sales are expected to be $141 million to $146 million, with a comparable store sales decrease of 2% to 7% compared with net sales of $132.7 million and a comparable store sales decrease of 4.7% in the prior-year period. The Company expects to open 17 new stores and close two stores in the fourth quarter for a total of 54 new stores and a total of 14 store closings, or a net increase of 40 stores, for the year.



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           805 N. Parkway | Jackson, Tennessee 38305 | (731) 668-2444

KIRK Reports Third Quarter Results
Page 2
December 3, 2004


         Based on its fourth quarter guidance and current business outlook, the Company now expects to report earnings for fiscal 2004 in a range of $0.30 to $0.40 per diluted share and net sales of approximately $390 million to $396 million. Comparable store sales are estimated to be down 4% to 6% when compared with the prior year.

         Mr. Alderson commented, "Our cautious outlook for the remainder of fiscal 2004 reflects a sales environment that continues to be challenging and a merchandise transition that is still in process. However, we are more positive about our prospects for better sales and earnings performance in fiscal 2005. Our efforts to improve our real estate base and upgrade our supply chain and flow of goods are paying off. We are implementing solid strategies in merchandising, marketing and stores that we believe will position us for success as we begin fiscal 2005."

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on December 3, 2004, at 10:00 a.m. EST to discuss the third quarter earnings release and other Company developments, including the outlook for fiscal 2004. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until December 10, 2004, by dialing (719) 457-0820 and entering the passcode, 994224.

         Kirkland's will also host a live broadcast of its conference call on December 3, 2004, 10:00 a.m. EST online at the Company's website, www.kirklands.com, as well as http://phx.corporate-ir.net/playerlink.zhtml?c=131653&s=wm&e=948888. The webcast replay will follow shortly after the call and will continue until December 17, 2004.

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 319 stores in 37 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 15, 2004. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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

KIRK Reports Third Quarter Results
Page 3
December 3, 2004

                                KIRKLAND'S, INC.
           UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                             13 WEEKS ENDED
                                                        OCTOBER 30,   NOVEMBER 1,
                                                           2004          2003
                                                           ----          ----

Net sales                                                $ 82,815      $ 84,052
Cost of sales                                              58,733        56,283
                                                         --------      --------

   Gross profit                                            24,082        27,769

Operating expenses:
  Other operating expenses                                 25,854        22,659
  Depreciation and amortization                             2,446         1,804
  Non-cash stock compensation charge                           77            68
                                                         --------      --------

  Operating income (loss)                                  (4,295)        3,238

Interest expense:
  Revolving line of credit                                    178           152
  Loss on early termination of indebtedness                   364          --
  Amortization of debt issue costs                             38            53
Interest income                                                (8)           (8)
Other income                                                  (61)          (35)
                                                         --------      --------

   Income (loss) before income taxes                       (4,806)        3,076

Income tax provision (benefit)                             (1,898)        1,215
                                                         --------      --------

       Net income (loss)                                 $ (2,908)     $  1,861
                                                         ========      ========

Earnings (loss) per share:
 Basic                                                   $  (0.15)     $   0.10
                                                         ========      ========
 Diluted                                                 $  (0.15)     $   0.10
                                                         ========      ========

Shares used to calculate earnings (loss) per share:
  Basic                                                    19,253        19,108
                                                         ========      ========
  Diluted                                                  19,253        19,559
                                                         ========      ========


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


KIRK Reports Third Quarter Results
Page 4
December 3, 2004



                                KIRKLAND'S, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                            39 WEEKS ENDED
                                                        OCTOBER 30,   NOVEMBER 1,
                                                           2004          2003
                                                           ----          ----

Net sales                                               $ 250,127      $ 236,440
Cost of sales                                             178,589        161,653
                                                        ---------      ---------

   Gross profit                                            71,538         74,787

Operating expenses:
  Other operating expenses                                 71,674         62,656
  Depreciation and amortization                             6,777          5,304
  Non-cash stock compensation charge                          211            202
                                                        ---------      ---------

  Operating income (loss)                                  (7,124)         6,625

Interest expense:
  Revolving line of credit                                    368            376
  Loss on early termination of indebtedness                   364           --
  Amortization of debt issue costs                            143            158
Interest income                                               (46)           (19)
Other income                                                 (153)          (110)
                                                        ---------      ---------

   Income (loss) before income taxes                       (7,800)         6,220

Income tax provision (benefit)                             (3,081)         2,457
                                                        ---------      ---------

       Net income (loss)                                $  (4,719)     $   3,763
                                                        =========      =========

Earnings (loss) per share:
 Basic                                                  $   (0.25)     $    0.20
                                                        =========      =========
 Diluted                                                $   (0.25)     $    0.19
                                                        =========      =========

Shares used to calculate earnings (loss) per share:
  Basic                                                    19,214         19,017
                                                        =========      =========
  Diluted                                                  19,214         19,538
                                                        =========      =========




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KIRK Reports Third Quarter Results
Page 5
December 3, 2004



                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)



                                           OCTOBER 30, 2004     JANUARY 31, 2004
ASSETS

Current assets:
  Cash and cash equivalents                    $  6,208            $ 17,423
  Inventories, net                               50,308              41,574
  Other current assets                           15,016               9,383
                                               --------            --------
       Total current assets                      71,532              68,380

Property and equipment, net                      44,389              33,087
Other long-term assets                            1,475               1,662
                                               --------            --------

Total Assets                                   $117,396            $103,129
                                               ========            ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                       $ 16,210            $   --
Accounts payable                                 27,715              19,995
Other current liabilities                        14,729              20,572
                                               --------            --------
     Total current liabilities                   58,654              40,567

Other long-term liabilities                       3,778               3,332
                                               --------            --------
     Total liabilities                           62,432              43,899
                                               --------            --------

Net shareholders' equity                         54,964              59,230
                                               --------            --------

Total Liabilities and Shareholders' Equity     $117,396            $103,129
                                               ========            ========




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